February 27, 2015

U-Vend, Inc.
Attention: Paul Neelin
312 Grays Road
PO Box 56013
Stoney Creek, ON L8G 5C9
CANADA

Re:        NHL/U-Vend Corporate Marketing Letter Agreement

Dear Mr. Neelin:

This letter, the term sheet attached hereto as Exhibit A, the standard terms and conditions attached hereto as Exhibit B and the retail license agreement attached as Exhibit C (collectively, this “Letter Agreement”) sets forth the terms of a corporate marketing agreement among NHL Enterprises, L.P. (“NHLE”), NHL Enterprises Canada, L.P. (“NHLEC”), and NHL Interactive CyberEnterprises, LLC (“NHL ICE” and, collectively with NHLE and NHLEC, the “NHLECOs” or the “Licensors”), on the one hand, and U-Vend, Inc. (“Company” or “Sponsor”), on the other hand. The NHLECOs, on the one hand, and the Sponsor, on the other hand, may each occasionally be referred to hereinafter individually as a “Party” and collectively as the “Parties.”   This Letter Agreement shall serve as the Parties’ binding agreement with respect to the subject matter set forth herein. Each of the terms “NHL,” “License Term,” “Year(s),” “Category,” “Brand(s)” and “Territory” as used herein is defined in Exhibit A.

1.           Rights and Benefits to Sponsor.

A.
NHL  Rights  and  Benefits.  Subject  to  and  in  accordance  with  the  terms  and conditions set forth in this Letter Agreement, the NHLECOs, individually or collectively, as applicable, grant to Sponsor in the applicable Year(s) during the License  Term  the  following  rights  and  benefits  for  Sponsor’s  use,  within  the Territory,  in connection with  the  national  advertising,  promotion and corporate marketing of the Brand(s) in the Category (collectively, the “NHL Rights and Benefits”).

(i)  League  Marks:  The  right and license to  use those names, marks and other intellectual property owned or controlled by the NHLECOs listed and more particularly described in Exhibit A, including, without limitation, the “Designations” (collectively, the “League Marks”).

(ii)  NHL Events: Those rights and benefits in connection with such NHL events as may be listed and more particularly described in Exhibit A under the section entitled “NHL Events” (each such event, an “NHL Event,” and, collectively, the “NHL Events”).

(iii) Intentionally Omitted

(iv) NHL Funds: Those funds for Sponsor’s acquisition of applicable NHL and NHL- related rights and assets as may be listed and more particularly described in Exhibit A under the section entitled “NHL Funds” (each such event, an “NHL Fund,” and, collectively, the “NHL Funds”).

(v) Other: Any such other NHL rights and/or benefits as may be listed and more particularly described in Exhibit A under the section entitled “Other NHL Rights and Benefits.”

2.           Consideration.

Subject to and in accordance with the terms and conditions set forth in this Letter Agreement, in full consideration for the NHL Rights and Benefits, Sponsor shall pay, provide and/or satisfy, as applicable, the fees, other payments, commitments, value-in-kind, benefits and other consideration specified in Exhibit A under the section entitled “Consideration” and as may be specified elsewhere in this Letter Agreement (collectively, the “Consideration”).

3.           Approvals.

Each use of any League Mark(s), any other activation of the NHL Rights and Benefits granted hereunder and any other items or matters relating to the NHL or requiring the approval of the NHLECOs pursuant to the terms of this Letter Agreement, shall be subject to the prior written approval of the NHLECOs, as more particularly set forth in Exhibit B.

4.           Notices.

All notices and other communications by the Parties will be in writing and deemed to have been duly given when delivered in person, via an overnight courier delivery service of general commercial use and acceptance (such as Federal Express or UPS) or via certified or registered mail with return receipt (each, a “Primary Delivery Method”), in each case, with a copy by email, addressed as follows (unless notification of change of address is given in writing), and shall be effective upon receipt via the Primary Delivery Method:

If to the NHLECOs: NHL Enterprises, L.P. 1185 Avenue of the Americas New York, NY 10036 Attn: Executive Vice President, Global Partnerships Email: kwachtel@nhl.com	If to Sponsor: U-Vend, Inc. 312 Grays Road PO Box 56013 Stoney Creek, ON L8G 5C9 CANADA Attn: Paul Neelin Email: paul@u-vend.com

(with copies to the same address)

Attn: Executive Vice President/CMO

Email: bjennings@nhl.com

Attn: Group Vice President and Deputy General Counsel
Email: mgold@nhl.com

(with a copy to)

NHL Enterprises Canada, L.P.
50 Bay Street
11th Floor
Attn: Group Vice President, Sponsorship Sales
Email: kmcmann@nhl.com

5.           Miscellaneous

Without limiting any representation, warranty or covenant made by it elsewhere in this Letter Agreement, each Party jointly and severally represents, warrants and covenants to the other that it has the full right and legal authority to enter into and fully perform this Letter Agreement in accordance with its terms; the execution and delivery of this Letter Agreement has been duly authorized by it and the performance by it of its obligations hereunder do not and will not violate or cause a breach of any other agreements or obligations to which it is a party or by which it is bound, and no approval or other action by any governmental authority or agency is required in connection herewith; and it shall comply with all applicable laws and regulations in connection with the exercise of its rights and the performance of its obligations under this Letter Agreement.

This Letter Agreement may not be assigned to, or assumed by, a successor of a Party without the prior written authorization of the other Party and any purported assignment or assumption not so authorized is and shall be void and of no force and effect. This Letter Agreement and all of the terms and provisions hereof shall be binding upon, and will inure to the benefit of, the Parties and their respective permitted successors and assigns. The Parties shall be and act as independent contractors, and under no circumstances shall this Letter Agreement be construed as one of agency, partnership, joint venture or employment between the Parties; the Parties shall each be solely responsible for the conduct of their respective employees and agents in connection with the exercise of their rights and performance of their obligations hereunder. Failure or inability of either Party to enforce any right hereunder shall not waive any right with respect to any other or future rights or occurrences; no course of performance or conduct by any Party hereto shall be construed to waive, modify or otherwise adversely affect such Party’s rights under this Letter Agreement. Notwithstanding the foregoing or anything else contained herein, in the event that any specific NHL Right and Benefit (or any portion or combination thereof) is cancelled or is otherwise not delivered by the Licensors (other than with respect to any NHL Right or Benefit listed as “if held” or “if available,” or breach hereof by Sponsor, in each such  case  Sponsor shall not be entitled to any remedy), as applicable, Sponsor’s sole and exclusive remedy will be to receive during the License Term mutually agreed upon (in good faith) alternative marketing and/or media rights or benefits owned or controlled by the applicable Licensor(s), having a value comparable to the value of the right(s) and/or benefit(s) not received. Notwithstanding anything to the contrary contained herein, neither the Licensors, in the first part, nor Sponsor, in the second part, shall have any liability to the other (i) with respect to such Party’s inability or failure, in whole or in part, to perform its obligations hereunder, or (ii) if it is commercially impracticable for such Party to perform its obligations hereunder, in whole or in part (in the case of either or both of (i) and (ii), other than payment obligations), if such non-performance is due to any national emergency, war, civil commotion, acts of terrorism, acts of government or any agency thereof (to include, without limitation, order or judgment of a court of competent jurisdiction), strikes, lock-outs or other applicable work stoppages, inclement weather, acts of God, or any similar occurrence beyond the reasonable control of the applicable Party (any such occurrence, a “Force Majeure Event”); provided that the Party that is rendered unable to perform uses commercially reasonable efforts to minimize the period and extent of non-performance and makes alternative arrangements so as to recommence performance, if/as commercially practicable. If any provision of this Letter Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any other provision of this Letter Agreement, and this Letter  Agreement shall  continue  in full  force  and effect  as  if  such provision had not  been included, or had been modified as above provided, as the case may be. No provision or term of this Letter Agreement shall be read, construed or interpreted for or against either Party by reason of ambiguity of language, rule of construction against the draftsman, or similar doctrine. The headings set forth in this Letter Agreement are included for reference only and shall not be deemed a part of or used in interpreting this Letter Agreement. This Letter Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties hereto agree that signed copies delivered by facsimile or in PDF delivered by email shall be acceptable for execution of this Letter Agreement. This Letter Agreement (including, for clarity, any and all Exhibits hereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof. This Letter Agreement may not be modified or changed without a writing signed by all Parties hereto.

This Letter Agreement shall be governed by and construed in accordance with the laws of New York State (without regard to its conflict of law principles), applicable to agreements to be wholly performed therein, and the Parties hereby agree that any dispute hereunder shall be subject to the exclusive jurisdiction of the federal or state courts located in the City, County and State of New York, and the courts with appellate jurisdiction therefrom, to which jurisdiction the
Parties hereby consent, agreeing that venue therein is proper and convenient.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

If you are in agreement with the terms set forth in this Letter Agreement (including, for clarity and without limitation, those Exhibits and Riders referenced above and attached hereto), please sign three (3) copies in the space indicated below and return the partially executed Letter Agreements to NHLE on behalf of the Licensors. A fully-executed Letter Agreement will be returned to you by NHLE promptly thereafter.

Thank you for your commitment to the NHL. Sincerely yours,

NHL ENTERPRISES, L.P.
By: NHL Enterprises, Inc., its general partner

NHL ENTERPRISES CANADA, L.P.

By: National Hockey League Enterprises Canada, Inc., its general partner

NHL INTERACTIVE CYBERENTERPRISES, LLC

By:	/s/Keith Wachtel
Keith Wachtel
Executive Vice President, Global Partnerships

Accepted and agreed this 27th day of February, 2015

U-VEND, INC.

By:	/s/Paul Neelin
Name: Paul Neelin
Title: Founder & COO

cc:       Conal Berberich, Michael Gold, Mary Beth Hunt, Brian Jennings, Mary McCarthy, and Kyle McMann